LEASE AGREEMENT--COMMERCIAL PREMISES

THIS LEASE made this 19th day of August, 1996, by and between (Names & Addresses): Stead Building Partnership, 13200 S.E. 30th St., Bellevue, WA 98005, (hereinafter called Lessor), and Optiva Corporation, 13222 S.E. 30th St., Bellevue, WA 98005 (hereinafter called Lessee):

                                   WITNESSETH:

1. PREMISES: Lessor does hereby lease to Lessee, those certain premises commonly known as The Stead Building including thirty parking spaces and building space. as shown on Exhibit B attached hereto, (hereinafter called "premises"), being situated upon land described in Exhibit A attached hereto.

2. TERM: The term of this Lease shall be for thirty-six months, commencing the 1st day of October 1996, and shall terminate on the 30th day of September, 1999.

3. RENT: Lessee covenants and agrees to pay Lessor, at the offices of Lessor, Stead Building Partnership, 13200 S.E. 30th St., Bellevue, WA 98005 or to such other party or at such other place as Lessor may hereafter designate, monthly base rent in the amount of eight thousand six hundred ninety Dollars ($ 8,690.), in advance, on the first day of each month of the lease term. Lessor hereby acknowledges receipt of eleven thousand three hundred eighty Dollars
($ 11,380.), for the first and second months rent. If Lessee is in possession of the premises for a portion of a month, the monthly rent shall be prorated for the number of days of Lessee's possession during that month. Any rental payments received eleven or more days after the beginning date of each rental period will be subject to a service charge of $100.00 Lessee has deposited the sum of $ none Dollars ($ none ), receipt of which is hereby acknowledged, which sum is security for Lessee's full performance of the obligations hereunder and those pursuant to Chapter 59 Revised Code of Washington, or as such may be subsequently amended.

The above base monthly rental rate plus changes, if any, provided in Paragraph 5, "Taxes", shall be adjusted annually in the following manner: The monthly rental rate shall be adjusted at each yearly anniversary date by using the revised Consumer Price Index (CPI) for All Urban Consumers as published by the United States Department of Labor for the Seattle-Tacoma Metropolitan area. The indexes used shall be those published for the nearest period preceding the month in which the initial lease year begins and the same period preceding the anniversary date. The percentage of change from the earlier index to the later index shall be multiplied by the rent rate at the beginning of each lease year and the rent added to that beginning rate to arrive at the adjusted rate which will apply to each of the twelve months of the succeeding lease year, except in the event shall rent rate be less than the original monthly rate. When, this paragraph becomes effective upon renewal, the first two (2) subparagraphs of Paragraph 5, "Taxes", do not further apply for the reason that taxes are included in the Consumer Price Index calculations.

In addition to the base rent noted above, Lessee shall pay, as part of the rent due to Landlord, such portion of the common costs and expenses of the building and grounds as Lessee's rented square footage and assigned space bears to the entire rentable square footage and space of the building and grounds. Lessor shall estimate the Lessee's share of common costs and expenses in advance each year based upon annual historical costs and projected increases therefrom for the coming year, divide such by twelve, and advise Lessee of the monthly sum due in addition to base rent. Lessee shall pay such sum on the same date as base rent is due each month during the term of this lease (or any extension or holdover thereof) or upon occupancy, whichever occurs first. If Lessee is occupying the premises for less than a full month, the common costs and expenses shall be prorated by Lessor and paid by Lessee on a per diem basis based on a thirty day month.

Annual historical costs shall be based on a calendar year and the first year for use of actual costs and expenses comparison and future projection therefrom shall be the year immediately preceding Lessee's occupancy or term, whichever occurs first. Each new calendar year during the term of this lease or any extension or holdover thereof, the Lessor is entitled to adjust the estimated common costs and expenses and advise the Lessee of the new amount due. Lessor shall furnish Lessee, at Lessee's request, with a statement showing the actual common costs and expenses of the prior calendar year and projections for the current year which form the basis for the amount due from Lessee. At the end of each calendar year and when the actual common costs and expenses have been determined, Lessor shall assess any additional sums due from Lessee above the estimated amount previously charged, or credit Lessee with any overpayment, and Lessee shall pay the sums due or receive credit for the overpayment against future sums due and if none, the Lessee shall be refunded the proper amount. Lessee shall have thirty days from the date Lessor delivers the annual adjustment to Lessee to review and contest the accuracy of such. If contested, the parties shall review and resolve any issues in good faith and with reasonable interpretation and/or negotiation and/or solution. Failure by Lessee to object within such thirty day period shall conclusively establish the reasonableness of the adjustment and supporting data and Lessee may not thereafter contest such adjustment and charges without Lessor's written consent.

This lease is what is commonly known as a triple net (net-net-net)/lease. "Common costs and expenses" mean and include all real and personal property taxes, charges and assessments, and all other taxes whether denominated "excise" or any other category imposed upon the premises or the use or occupancy thereof. It does not include any taxes related to Lessor's income from the premises or from this lease. Common costs and expenses also includes but is not limited to all operating costs incurred by Lessor in maintaining, insuring, operating, managing, cleaning and painting the premises, utilities (other than specific utilities supplied to Lessee's premises and paid directly by Lessee to the supplier), supplies of independent contractors, and services supplied for the premises, and includes any costs and expenses of the Lessor related to an owners or tenants' association, if any.

Except as provided herein, Lessee shall, at Lessee's sole expense, clean, maintain, repair and protect throughout the term of this lease or any extension or holdover thereof the entire portion of the premises leased to Lessee, including but not limited to windows, doors, signs, electrical and lighting, fixtures, plumbing and heating and air conditioning, and other equipment.

Lessee may be assessed and billed for, and Lessee agrees to pay for, any charges for unusual and/or excessive utilities, garbage, security and safety, or other services supplied to the premises and caused by Lessee's use or negligence, unless otherwise specifically identified in this lease and which cost and/or expense has been specifically acknowledged and agreed to be paid in all events by Lessor.

4. UTILITIES AND FEES: Lessee agrees to pay all charges for light, heat, water, sewer, garbage, drainage, metro and all other utilities and services to the premises during the full term of this lease. Above items, if any, included in the rent payment are none. All other items, including all license fees and other governmental charges levied on the operation of Lessee's business on the premises will be paid directly by Lessee. In the event the leased premises are a part of a building or larger premises to which such charges are charged as a whole, with the consent of the Lessor, then Lessee agrees to pay, upon demand, a proper and fair share of said charges.

5. TAXES: In addition to the rent provided in paragraph 3, Lessee agrees to pay any increase over base year 1996 in the portion of the real estate taxes and assessments applicable to the premises which are due and payable during the term of this Lease or any extension hereof. Lessee shall pay its portion of the increase of the taxes on the building equal to the percentage of the total net rentable area in the building leased to Lessee, plus the portion of the taxes applicable to the land described in Exhibit A which is equal to the ratio of the square feet of the premises to the total square feet of net rentable area of buildings on said land.

Lessor shall submit to Lessee a copy of the actual statements received from the taxing authority as they become due and shall invoice Lessee for its portion according to the provisions of this paragraph. Lessee shall pay such invoice within fifteen (15) days.

If the term of this Lease commences and terminates on dates other than January 1 and December 31, respectively, taxes payable shall be prorated in the first and last calendar years of the term of the Lease.

Should there presently be in effect or should there be enacted during the term of this Lease any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents, Lessee shall pay such tax or shall reimburse Lessor on demand for any such taxes paid by Lessor.

6. COMMON AREAS: If the premises are part of a building occupied by other tenants, Lessee agrees to conform to Lessor's rules and regulations pertaining to the parts of the building that are in common use by tenants.

7. REPAIRS AND MAINTENANCE: Premises have been inspected and are accepted by Lessee in their present condition. Lessee shall, at its own expense and at all times, keep the premises neat, clean and in a sanitary condition, and keep and use the premises in accordance with applicable laws, ordinances, rules, regulations and requirements of governmental authorities. Lessee shall permit no waste, damage or injury to the premises, keep all drain pipes free and open; protect water, heating, gas and other pipes to prevent freezing or clogging; repair all leaks and damage caused by leaks; replace all glass in windows and doors of the premises which may become cracked or broken; and remove ice and snow from sidewalks adjoining the premises. Except for the roof, exterior walls and foundation, which are the responsibility of the Lessor, Lessee shall make such repairs as necessary to maintain the premises in as good condition as they now are, reasonable use and wear and damage by fire and other casualty excepted.

8. SIGNS: All signs or symbols placed by Lessee in the windows and doors of the premises, or upon any exterior part of the building, shall be subject to Lessor's prior written approval. Lessor may demand the removal of signs which are not so approved, and Lessee's failure to comply with said request within forty-eight (48) hours will constitute a breach of this paragraph and will entitle Lessor to terminate this Lease or, in lieu thereof, to cause the sign to be removed and the building repaired at the sole expense of the Lessee. At the termination of this Lease, Lessee will remove all signs placed by it upon the premises, and will repair any damage caused by such removal. All signs must comply with sign ordinances and be placed in accordance with required permits.

9. ALTERATIONS: After prior written consent of Lessor, Lessee may make alterations, additions and improvements in said premises, at Lessee's sole cost and expense. In the performance of such work, Lessee agrees to comply with all laws, ordinances, rules and regulations of any proper public authority, and to save Lessor harmless from damage, loss or expense. Upon termination of this Lease and upon Lessor's request, or Lessor's approval, Lessee shall remove such improvements and restore the premises to its original condition not later than the termination date, at Lessee's sole cost and expense. Any improvements not so removed shall be removed at Lessee's expense provided that Lessee shall pay for any damage caused by such removal.

10. CONDEMNATION: In the event a substantial part of the premises is taken or damaged by the right of eminent domain, or purchased by the condemner, in lieu thereof, so as to render the remaining premises economically untenantable, then this Lease shall be cancelled as of the time of taking at the option of either party. In the event of a partial taking which does not render the premises economically untenantable, the rent shall be reduced in direct proportion to the leased property taken. Lessee shall have no claim to any portion of the compensation for the taking or damaging of the land or building. Nothing herein contained shall prevent the Lessee from his entitlement to negotiate for his own moving cost and his leasehold improvements.

11. PARKING: Lessee understands that parking is apportioned in conformity with controlling zoning ordinances and that Lessor shall have the right to make such regulations as Lessor deems desirable for the control of parking automobiles on the real property described in Exhibit "A" or property under Lessor's control, including the right to designate certain areas for parking of the Lessee, employees of Lessee, his customers and other Lessees of said buildings.

12. LIENS AND INSOLVENCY: Lessee shall keep the premises free from any liens arising out of any work performed for, materials furnished to or obligations incurred by Lessee and shall hold Lessor harmless against the same. In the event Lessee becomes insolvent, bankrupt, or if receiver, assignee or other liquidating officer is appointed for the business of Lessee, Lessor may cancel this Lease at its option.

13. SUBLETTING OR ASSIGNMENT: Lessee shall not sublet the whole or any part of the premises, nor assign this Lease without the written consent of Lessor, which will not be unreasonably withheld. This Lease shall not be assignable by operation of law.

14. ACCESS: Lessor shall have the right to enter the premises at all reasonable times for the purpose of inspection or of making repairs, additions or alterations, and to show the premises to prospective tenants for sixty (60) days prior to the expiration of the Lease term.

15. POSSESSION: If for any reason Lessor is unable to deliver possession of the premises at the commencement of the term of the Lease, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within thirty (30) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by delay, and Lessee shall not be liable for any rent until such times as Lessor delivers possession. A delay of possession shall not extend the term of the termination date. If Lessor offers possession of the premises prior to the commencement date of the term of this Lease, and if Lessee accepts such early possession, then both parties shall be bound by all of the covenants and terms contained herein, including the payment of rent during such period of early possession.

16. DAMAGE OR DESTRUCTION: In the event the premises are rendered untenantable in whole or in part by fire, the elements, or other casualty, Lessor may elect, at its option, not to restore or rebuild the premises and shall so notify Lessee, in which event Lessee shall vacate the premises and this Lease shall be terminated; or, in the alternative, Lessor shall notify Lessee, within thirty
(30) days after such casualty, that Lessor will undertake to rebuild or restore the premises, and that such work can be completed within one hundred eighty
(180) days from date of such notice of intent. If Lessor is unable to restore or rebuild the premises within the said one hundred eight (180) days, then the Lease may be terminated at Lessee's option by written ten (10) day notice to Lessor. During the period of untenantability, rent shall abate in the same ratio as the portion of the premises rendered untenantable bears to the whole of the premises.

17. ACCIDENTS AND LIABILITY: Lessor or its agent shall not be liable for any injury or damage to persons or property sustained by Lessee or other, in and about the premises. Lessee agrees to defend and hold Lessor and its agents harmless from any claim, action and/or judgment for damages to property or injury to persons suffered or alleged to be suffered on the premises by any person, firm or corporation, unless caused by Lessor's negligence.

Lessee agrees to maintain public liability insurance on the premises in the minimum aggregate limit of $1,000,000.00 for property damage and bodily injuries and death, and shall name Lessor as an additional insured. Lessee shall furnish Lessor a certificate indicating that the insurance policy is in full force and effect, the Lessor has been named as an additional insured, and that the policy may not be cancelled unless thirty (30) days prior written notice of the proposed cancellation has been given to Lessor.

18. HAZARDOUS WASTE: Lessee agrees that Lessee has sufficiently inspected and accepts the land, buildings, improvements, environmental condition, and all other aspects of the premises in their present condition, and has asked and had all questions about such answered to Lessee's satisfaction or has waived such inquiry. Lessee accepts the said premises AS IS, including any latent defects, without representation or warranties, express of implied, by anyone.

Lessee shall not store, spill, release, dispose of, generate, or keep or allow to be kept, any hazardous substances or materials (whether dominated sewage, toxic, pollutant, oxidizing, or any other description or substance) on or about the premises without the prior written consent of Lessor and containing a precise description of the substance consented to. In the event of Lessor's written consent, Lessee shall comply with all federal, state, local and other laws, regulations and directives regarding the use, safety, keeping and transport of such substances.

Lessee shall indemnify and hold harmless and defend Lessor from any and all claims, demands, losses, expenses, damages, clean-up costs, attorney's fees and all related costs and expenses, including court costs, and other expenses arising out of or in any way related to the use, storage, safety, transport, or disposal (or as otherwise provided herein) of such substances by Lessee or by any of Lessee's agents, employees, representatives or assigns, including subtenants.

The provisions of this paragraph 18 shall survive the expiration of this lease and any extension or holdover thereof as to any conduct or occurrences or events occurring prior to such expiration or extension of holdover termination.

19. SUBROGATION WAIVER: Lessor and Lessee each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils described in standard fire insurance policies and all perils described in the "Extended Coverage" insurance endorsement approved for use in the state where the premises are located, which occurs in, on or about the Premises, unless due to the gross negligence of either party, their agents, employees or otherwise.

20. DEFAULT AND RE-ENTRY: If Lessee shall fail to keep and perform any of the covenants and agreements herein contained, other than the payment of rent, and such failure continues for thirty (30) days after written notice from Lessor, unless appropriate action has been taken by Lessee in good faith to cure such failure, Lessor may terminate the Lease and re-enter the premises, or Lessor may, without terminating this Lease, re-enter said premises, and sublet the whole or any part thereof for the account of the Lessee upon as favorable terms and conditions as the market will allow for the balance of the term of this Lease, and Lessee covenants and agrees to pay to Lessor any deficiency arising from a re-letting of the premises at a lesser amount than herein agreed to. Lessee shall pay such deficiency each month as the amount thereof is ascertained by Lessor. However, the ability of Lessor to re-enter and sublet shall not impose upon Lessor the obligation to do so.

21. REMOVAL OF PROPERTY: In the event Lessor lawfully re-enters the premises as provided herein, Lessor shall have the right, but not the obligation, to remove all the personal property located therein and to place such property in storage at the expense and risk of Lessee.

22. COST AND ATTORNEY'S FEES: If, by reason of any default or breach on the party of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the losing party agrees to pay all reasonable costs and attorney's fees in connection therewith. It is agreed that the venue of any legal action brought under the terms of this Lease may be in the county in which premises are situated.

23. SUBORDINATION: Lessee agrees that this Lease shall be subordinate to any mortgages or deeds of trust, placed on the property described in Exhibit A, provided, that in the event of foreclosure, if Lessee is not then in default and agrees to attorn to the mortgagee or beneficiary under deed of trust, such mortgagee or beneficiary shall recognize Lessee's right of possession for the term of this Lease.

24. NO WAIVER OF COVENANTS: Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar breach. This Lease contains all the agreements between the parties; and there shall be no modification of the agreements contained herein except by written instrument.

25. SURRENDER OF PREMISES: Lessee agrees, upon termination of this Lease, to peacefully quit and surrender the premises without notice, leave the premises neat and clean and to deliver all keys to the premises to Lessor.

26. HOLDING OVER: If Lessee, with the implied or express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that the tenancy shall be from month to month.

27. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS: The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

28. USE: Lessee shall use the premises for the purposes of office, light manufacturing, warehousing and distribution and for no other purposes, without written consent of Lessor. In the event Lessee's use of the premises increases the fire and extended coverage or liability insurance rates on the building of which the premises are a part, Lessee agrees to pay for such increase.

29. NOTICE: Any notice required to be given by either party to the other shall be deposited in the United States mail, postage prepaid, addressed to the Lessor at 13200 S.E. 30th St., Bellevue, WA 98005 or to the Lessee at 13222 S.E. 30th Street, Bellevue, WA 98005 or at such other address as either party may designate to the other in writing from time to time.

30. RIDERS: Riders, if any, attached hereto, are made a part of this lease by reference and are described as follows:

        Attachment A -- LEASE AMENDMENT

31.     TIME IS OF THE ESSENCE OF THIS LEASE.

32. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date first above written.

LESSOR:  STEAD BUILDING PARTNERSHIP
         ----------------------------------

         /s/ Ivan W. Stead
         ----------------------------------
         By:  Ivan W. Stead, General Partner
         (206) 644-1700  (206) 641-9290
         --------------- ------------------
         Telephone         Emergency


LESSEE(S): OPTIVA CORPORATION
          ----------------------------------

          /s/ David Giuliani   DAVID GIULIANI
         ------------------------------------
                          Pres/CEO
         --------------- ------------------
         Telephone         Emergency


STATE OF WASHINGTON          }
                             }       ss,        (INDIVIDUAL ACKNOWLEDGEMENT)
COUNTY OF KING               }

On this day personally appeared before me Ivan W. Stead to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that HE signed the same as noted above free and voluntary act and deed, for the uses and purposes therein mentioned. GIVEN Under My Hand and Official Seal, this 19th day of August, 1996.


                                              /s/ Patricia A. Chitty
                                              ----------------------------------
                                                Patricia A. Chitty
                                              ----------------------------------
                                              Print Name
                                              Notary Public in and for the
                                              State of Washington
                                              residing at Bellevue, Washington

STATE OF                     }
                             }  ss,             (CORPORATE ACKNOWLEDGEMENT)
COUNTY OF                    }

On this ______________ day of ____________________ , 19___, personally appeared before me to me known to be ________________________________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that __he ______________ authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                         _______________________________________

                                         _______________________________________
                                         Print Name
                                         Notary Public in and for the State of
                                         _______________________________________
                                         residing at ___________ in said County.

                        ATTACHMENT "A" - LEASE AMENDMENT


The following terms and conditions are made part of this Lease Agreement.

ITEM #3
The Lessor has granted the Lessee a deduction of $6,000.00 from the first month's rent as a moving allowance. Rent is payable without offset or deductions.

The Lessor's estimate for common costs, which are payable monthly in addition to the base rent, is $660.00 per month. Sixty-six (66%) of the total common costs are allocated to the Lessee.

ITEM #7 - REPAIRS AND MAINTENANCE  Add the following:
Lessor agrees to clean carpet and perform any painting or repairs deemed necessary by Lessee to insure office area is ready for occupancy. Lessor agrees to clean warehouse area and to remove all modifications made by the current tenant, CMS, except those modifications which Lessee requests not be removed. Lessor warrants that all building systems are in good working order and that the building conforms to the City of Bellevue occupancy requirements. Lessee agrees they have identified any modifications made by CMS, which are to be removed as part of this Agreement and confirms the intended use of the building, including their connection of voice and data cable and security system, is not in conflict with the City of Bellevue's use classification.

ITEM #13 - SUBLETTING OR ASSIGNMENT  Add the following:
As part of this Agreement, Lessee shall have the right to assign the Lease without written consent of the Lessor to a person or entity controlling, controlled or under common control of Lessee, or to a person or entity acquiring control of Lessee or substantially all of Lessee's assets; provided the rights and obligations under this Lease are not altered.

ITEM #14 - ACCESS  Add the following:
Lessor agrees to provide reasonable advance notice before entering the premises of the Lessee, except for emergency situations.

ITEM #18 - HAZARDOUS WASTE  Add the following:
The Lessor warrants the building is free of hazardous material as a condition to Lessee's acceptance of other terms of this item. Lessor's warranty is based upon available construction data and inspections. Should any hazardous material be discovered, the Lessor's sole responsibility shall be to take appropriate action.

ITEM #31 - OPTION TO RENEW LEASE  New Paragraph
The Lessor hereby grants the Lessee an option to renew this Lease for a three year period at fair market value. Lessee shall, for the purpose of exercising this option, notify the Lessor in writing not less than six (6) months prior to the expiration date of this Agreement. A period of sixty (60) days from this notice shall be allowed to agree to the fair market value and sign the renewal agreement.


LESSOR:      /s/ Ivan W. Stead            LESSEE:  /s/ David Giuliani PRES/CEO
       ------------------------------            ------------------------------

DATE:             8/19/96                                     8/14/96
     --------------------------------            ------------------------------



                                                                    CONFIDENTIAL